SHAREHOLDERS’ AGREEMENT OF

ULTRA S/A - PARTICIPAÇÕES

Under the present Shareholders’ Agreement Instrument, the Agreeing Parties, henceforward, collectively thus designated:

I -	ANA MARIA LEVY VILLELA IGEL, Brazilian citizen, widow, businesswoman, holder of identity card number 2.821.401/SSP-SP and CPF/MF number 513.400.208-82, resident and domiciled at Rua Jean Sibelius, number 35, 17th floor, in the city of São Paulo, in the state of São Paulo;

II -	FÁBIO IGEL, Brazilian citizen, married, businessman, holder of identity card number 16.473.97-X/SSP-SP and CPF/MF number 187.996.078-83, resident and domiciled at Rua Tucumã, number 401, apt 71, in the city of São Paulo, in the state of São Paulo;

III -	MÁRCIA IGEL JOPPERT, Brazilian citizen, married, businesswoman, holder of identity card number 2.987.353/SSP-SP and CPF/MF number 694.695.398-34, resident and domiciled at Rua Pirandelo, number 50, in the city of São Paulo, in the state of São Paulo;

IV -	ROGÉRIO IGEL, Brazilian citizen, divorced, businessman, holder of identity card number 2.992.103/SSP-SP and CPF/MF number 061.076.308-30, resident and domiciled at Rua Marcos Melega, number 150, 16th floor, in the city of São Paulo, in the state of São Paulo;

V -	JOYCE IGEL DE CASTRO ANDRADE, Brazilian citizen, married, businesswoman, holder of identity card number 3.005.592/SSP-SP and CPF/MF number 074.266.918-10, resident and domiciled at Rua General Mena Barreto, number 743, 2nd floor, in the city of São Paulo, in the state of São Paulo;

VI -	LUCIO DE CASTRO ANDRADE FILHO, Brazilian citizen, engineer, holder of identity card number 3.045.977/SSP-SP and CPF/MF number 061.094.708-72, resident and domiciled at Rua General Mena Barreto, number 743, 2nd floor, in the city of São Paulo, in the state of São Paulo;

VII -	PAULO GUILHERME AGUIAR CUNHA, Brazilian citizen, married, engineer, holder of identity card number 4.554.607/SSP-SP and CPF/MF number 008.255.498-68, resident and domiciled at Rua Padre João Manoel, number 493, apt 22, in the city of São Paulo, in the state of São Paulo;

VIII -	FÁBIO SCHVARTSMAN, Brazilian citizen, married, engineer, holder of identity card number 4.144.579/SSP-SP and CPF/MF number 940.563.318-04, resident and domiciled at Rua Conselheiro Torres Homem, number 401, in the city of São Paulo, in the state of São Paulo;

IX -	JOSÉ CARLOS GUIMARÃES DE ALMEIDA, Brazilian citizen, married, engineer, holder of identity card number 300.310/SSP-SP and CPF/MF number 007.207.478-72, resident and domiciled at Rua Ministro Roberto Cardoso Alves, number 1490, in the city of São Paulo, in the state of São Paulo;

X -	PEDRO WONGTSCHOWSKI, Brazilian citizen, divorced, chemical engineer, holder of identity card number 3.091.522/SSP-SP and CPF/MF number 385.585.058-53, resident and domiciled at Rua Mercedes, number 1065, in the city of São Paulo, in the state of São Paulo;

XI -	CHRISTY PARTICIPAÇÕES LTDA, based at Rua Visconde de Pirajá, number 351, Suite 917, in the city of Rio de Janeiro, in the state of Rio de Janeiro, registered under CNPJ number 33.363.896/0001-22, herein represented under the terms of the company bylaws by HÉLIO MARCOS COUTINHO BELTRÃO, Brazilian citizen, married, engineer, holder of identity card number 879.392/SSP-DF and CPF/MF number 008.786.367-73, resident and domiciled at Rua Maestro Elias Lobo, number 749, in the city of São Paulo, in the state of Paulo;

and as Consenting Parties:

(I)	PATR¥CIA LOBO IGEL, Brazilian citizen, married, housewife, holder of identity card number 32.227.577-05/SSP-SP and CPF/MF number 216.546.068-98, resident and domiciled at Rua Tucumã, number 401, apt 71, in the city of São Paulo, in the state of São Paulo;

(II)	ROBERTO LUIZ JOPPERT, Brazilian citizen, married, cattle breeder, holder of identity card number 3.410.166/SSP-SP and CPF/MF number 608.887.848-72, resident and domiciled at Rua Pirandelo, number 50, in the city of São Paulo, in the state of São Paulo;

(III)	MARIA TERESA IGEL, Brazilian citizen, divorced, holder of identity card number 14.660.307/SSP-SP and CPF/MF number 244.300.647-68, resident and domiciled at Av. Camilo Nader, number 97, 10th floor, Vila Morumbi, in the city of São Paulo, in the state of São Paulo;

(IV)	LEA REZENDE DE QUEIROZ CUNHA, Brazilian citizen, married, psychologist, holder of identity card number 5.490.817/SSP and CPF/MF number 148.127.198-95, resident and domiciled at Rua Padre João Manoel, number 493, apt. 22, in the city of São Paulo, in the state of São Paulo;

(V)	MÔNICA BASTOS RENNÓ, Brazilian citizen, married, engineer, holder of identity card number 32.661.144-7/SSP-SP and CPF/MF number 020.984.487-67, resident and domiciled at Rua Conselheiro Torres Homem, number 401, in the city of São Paulo, in the state of São Paulo;

(VI)	MARIA CEC¥LIA SALLES ANDRADE GUIMARÃES DE ALMEIDA, Brazilian citizen, married, businesswoman, holder of identity card number 3.361.574-3/SSP-SP and CPF/MF number 265.851.478-63, resident and domiciled at Rua Ministro Roberto Cardoso Alves, number 1490, in the city of São Paulo, in the state of São Paulo;

and as Intervening Parties:

(I)	ULTRA S/A -PARTICIPAÇÕES, based at Avenida Brigadeiro Luís Antônio, number 1343, 9th floor, in the city of São Paulo, in the state of São Paulo, registered under CNPJ number 54.041.439/0001-91, herein represented according to its company bylaws by PAULO GUILHERME AGUIAR CUNHA, Brazilian citizen, married, engineer, holder of identity card number 4.554.607/SSP-SP and CPF/MF number 008.255.498-68, resident and domiciled at Rua Padre João Manoel, 493, apt 22, in the city of São Paulo, in the state of São Paulo and by LUCIO DE CASTRO ANDRADE FILHO, Brazilian citizen, married, engineer, holder of identity card number 3.045.977/SSP-SP and CPF/MF number 061.094.708-72, resident and domiciled at Rua General Mena Barreto, number 743, 2nd floor, in the city of São Paulo, in the state of São Paulo;

(II)	ULTRAPAR PARTICIPAÇÕES S/A, based at Avenida Brigadeiro Luís Antônio, number 1343, 9th floor, in the city of São Paulo, in the state of São Paulo, registered under CNPJ number 33.256.439/0001-39, herein represented according to its company bylaws by PAULO GUILHERME AGUIAR CUNHA, Brazilian citizen, married, engineer, holder of identity card number 4.554.607/SSP-SP and CPF/MF number 008.255.498-68, resident and domiciled at Rua Padre João Manoel, 493, apt 22, in the city of São Paulo, in the state of São Paulo and by LUCIO DE CASTRO ANDRADE FILHO, Brazilian citizen, married, engineer, holder of identity card number 3.045.977/SSP-SP and CPF/MF number 061.094.708-72, resident and domiciled at Rua General Mena Barreto, number 743, 2nd floor, in the city of São Paulo, in the state of São Paulo;

hereinafter respectively referred to as “ The Company” and “Ultrapar”,

CONSIDERING that the Agreeing Parties are shareholders in the companies Igel Participações S/A and Avaré Participações S/A;

CONSIDERING that the companies Igel Participações S/A and Avaré Participações S/A are holders, jointly, of 73.13% (seventy-three decimal point one three percent) of the total capital and 98.99% (ninety-eight decimal point nine nine percent) of the voting capital of The Company, which, in turn, holds 66.7% (sixty-six decimal point seven percent) of the voting capital of Ultrapar;

CONSIDERING that, on December 16, 2004, Igel Participações S/A and Avaré Participações S/A are to be a wound up, with the respective shareholders, Agreeing Parties, receiving as reimbursement for their respective shares in the capital of Igel Participações S.A. and Avaré Participações

S.A., shares issued by The Company, and as a result together holding almost the whole of its paid-up capital, represented by ordinary and preferred shares;

CONSIDERING that the shareholding above confers to the Agreeing Parties, jointly, the control power of The Company and, indirectly, the control power of Ultrapar;

CONSIDERING the convenience of maintaining a defined and stable controlling shareholding block in The Company and in Ultrapar;

CONSIDERING that it is in the common interest of the Agreeing Parties to exercise, maintain and organise this shareholding control power;

CONSIDERING the need to provide a legal basis among the Agreeing Parties for the establishment of a common and uniform procedure on issues that involve their interests as direct controlling shareholders of The Company and their indirect control of Ultrapar;

CONSIDERING that, on the other hand, it is in the common interest of the Agreeing Parties to regulate the purchase and sale of their respective shareholdings in the capital of The Company, envisaging the institution of a system of preferential purchase and sale, establishing liquidity in their shares and at the same time maintaining the majority block of controlling shares intact, including the possibility of transferring shares to a third party;

CONSIDERING that it is recognised that the Agreeing Parties are in full accord that the management of Ultrapar and its subsidiaries must remain strictly professional, while maintaining a relationship of trust between the shareholders and the executives;

CONSIDERING that, according to the best corporate governance practices, the members of the Board of Directors of Ultrapar, elected by The Company, will have the duty, acting independently, to guide the business of The Company and represent all the Agreeing Parties without individual distinction;

CONSIDERING that the Agreeing Parties will direct the election of the board members who will represent them jointly at Ultrapar according to requirements of competence and experience;

CONSIDERING the concern of the Agreeing Parties to stimulate initiatives consistent with the social responsibility stance of Ultrapar and its subsidiaries, in their relationships with internal and external communities;

CONSIDERING, throughout, that the Agreeing Parties intend to preserve the values of Ernesto and Pery Igel and the history of Ultrapar and its subsidiaries, ensuring the continuity and success of its companies, overseeing the fulfilment of its social and corporate objectives, and observing the principles of ethics, democracy and transparency;

CONSIDERING that the Agreeing Parties understand that the current Agreement might be refined, adapted and updated as new circumstances require this to be done, and stipulating an initial period of 5 (five) years for the agreement to remain in force;

Hereby resolve, in the finest legal manner, to consummate this Shareholders’ Agreement, which will be regulated by the applicable legislation and by the clauses and conditions hereafter stipulated:

I - RELATED SHARES

1.1	This Agreement relates to all the common and preferred shares, subscription rights and securities convertible into shares, issued by The Company and owned by the Agreeing Parties, and also to those shares, subscription rights and securities convertible into shares, issued by The Company, which may be acquired by the Agreeing Parties in the future, subsequently defined as Shares and Rights.

II - EXERCISING THE VOTE OF THE AGREEING PARTIES, THE COMPANY AND THE MEMBERS OF THE BOARD OF DIRECTORS OF ULTRAPAR ELECTED BY THE COMPANY

2.1	The Agreeing Parties will vote using their ordinary shareholdings, always together and in a united decision, at all of The Company’s General Shareholder Meetings, conforming to the decisions reached at the respective Advance Meeting, respecting the quorum established in Chapter IV.

2.2	The Company, through its representative, will vote at the General Shareholder Meetings of Ultrapar, always and obligatorily according to the decisions reached at the respective Advance Meeting of the shareholders of The Company, respecting the quorum established in Chapter IV.

2.3	The board members elected by the Agreeing Parties will vote at the board meetings of The Company and Ultrapar, on matters referred to in Clause 4.2, always and obligatorily according to the decisions reached at the respective Advance Meeting of the shareholders of The Company.

III - CONVENING AND HOLDING OF ADVANCE MEETINGS OF GENERAL SHAREHOLDER MEETINGS AND MEETINGS OF THE BOARD OF DIRECTORS OF THE COMPANY AND OF ULTRAPAR

3.1	The Advance Meetings of shareholders of The Company will be held at the headquarters of The Company or in any other location stipulated in advance, before each general shareholder meeting of The Company and Ultrapar, and also before meetings of the board of directors of Ultrapar.

3.2	The Agreeing Parties, at Advance Meetings of general shareholder meetings of The Company and Ultrapar, will establish their collective voting decision on all matters relating to the respective meeting.

3.3	At Advance Meetings of the meetings of the board of directors of Ultrapar, the Agreeing Parties will make themselves acquainted with all the matters to be debated therein.

3.4	The Advance Meeting shall be convened at an opportune and reasonable time by any of the Agreeing Parties, or by a member of the board of directors of Ultrapar designated by The Company, by means of e-mail, fax, or any other means of written communication sent to the other parties, with a minimum prior notice of 5 (five) days. The convening notice must contain, in a clear and succinct manner, all the matters to be discussed.

3.5	The Advance Meeting must be held with the presence of the Agreeing Parties who represent, at the minimum, an absolute majority of the common shares issue by The Company. Agreeing Parties who participate in the meeting via any means of communication at a distance will also be considered to be present.

3.6	Each common share issued by The Company and owned by the Agreeing Parties will correspond to one vote in the decisions taken at the Advance Meetings.

3.7	Approval of the management’s accounts, presented in the financial statements of The Company and Ultrapar, may not be carried out at Advance Meetings, this being a decision pertaining to the respective ordinary general shareholders’ meetings. However, the financial statements of Ultrapar should be debated at the Advance Meetings before being voted on at the respective shareholders’ meeting.

3.8	In the event of a general shareholders’ meeting of The Company or of Ultrapar being held, without a respective Advance Meeting, the Agreeing Parties, the representative of The Company and the board members of Ultrapar elected by the Agreeing Parties, should appear at the respective meeting to vote exclusively for the suspension of work in progress at the meeting, during the time necessary to hold an Advance Meeting.

IV - QUORUM REQUIRED FOR DECISION-MAKING AT ADVANCE MEETINGS

4.1	With the exception of those outlined in Clause 4.2 below, the decisions at the Advance Meetings will be made by Agreeing Parties who represent, at the minimum, an absolute majority of the common shares issued by The Company.

4.2	The matters related below may only be debated at the respective Advance Meeting with the approval of the Agreeing Parties who represent at least 66% (sixty six percent) of the common shares issued by The Company:

a)	changes to the bylaws of The Company and Ultrapar;

b)	the carrying out, by The Company or Ultrapar or by their subsidiaries, of business of whatever nature with their direct or indirect shareholders, which exceeds the amount of 0.01% (one hundredth of one percent) of net worth;

c)	the creation, by The Company or by Ultrapar, of new classes of shares, or increase of shares of existing classes, or other rights, securities convertible or not convertible into shares, other than that already envisaged or authorised in the respective bylaws;

d)	change to the rights pertaining to of classes of existing shares issued by The Company and Ultrapar;

e)	any merger, incorporation, or spin-off involving The Company and/or Ultrapar;

f)	the divestment of shares and rights issued by Ultrapar, and shares or securities of The Company, except in those cases covered by this Agreement;

g)	the acquisition of assets by Ultrapar and its subsidiaries of a value exceeding 2 (two) times the consolidated EBITDA (Earnings Before Interest, Tax, Depreciation and Amortisation) of Ultrapar in the preceding year or 80% (eighty percent) of the net worth of Ultrapar in the preceding quarter, whichever of the two is the greater;

h)	the divestment of assets of Ultrapar and its subsidiaries for amounts in excess of the consolidated EBITDA (Earnings Before Interest, Tax, Appreciation and Amortisation) of Ultrapar in the preceding year or 50% (fifty percent) of the net worth of Ultrapar in the preceding quarter, whichever of the two is the greater;

i)	transactions which raise the consolidated net debt (financial debt minus cash held and liquid investments) of Ultrapar to an amount greater than 2.5 (two and a half) times the consolidated EBITDA (Earnings Before Interest, Tax, Depreciation and Amortisation) of Ultrapar in the preceding year ;

j)	the assumption of a new line of business for The Company or for Ultrapar or its subsidiaries, different in any significant extent from the company’s current businesses;

V - ELECTION OF MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY

5.1	Each original Agreeing Party, signatory to this Agreement, will have the right to be elected as a member of the board of directors of The Company, a right that is not transferable to the heirs or successors of any shares or securities. Christy Participações Ltda., as well as companies with Brazilian shareholdings that may be founded by the current Agreeing Parties, will each have the right to elect a representative to the board of directors of The Company. In both cases, the right now established will remain in force provided the original Agreeing Party signatory, or the company in which he or she participates, retains at least 2% (two per cent) of the voting capital of The Company.

VI - ELECTION OF THE MEMBERS REPRESENTING THE COMPANY ON THE BOARD OF DIRECTORS OF ULTRAPAR

6.1	Proposal of members of the board of Ultrapar, to be elected by The Company, will be deliberated on at an Advance Meeting convened and held in the manner set out in Chapter III above, requiring the favorable vote of Agreeing Parties who represent at least 66% (sixty six percent) of the common shares issued by The Company.

6.2	If the necessary quorum outlined above is not achieved, each Agreeing Party with common shares issued by The Company, either separately or together, may present a list with the members proposed, being obligatorily elected the members of the list presented that has the support of an absolute majority vote by the Agreeing Parties at the respective Advance Meeting.

VII - MEETINGS FOR THE PROVIDING OF INFORMATION IN RESPECT OF KEY MATTERS DISCUSSED BY THE BOARD OF DIRECTORS OF ULTRAPAR

7.1	The Chairman of the Board of Directors of Ultrapar must convene the Agreeing Parties for a meeting either before or after any meeting of the board of directors of Ultrapar, for the purpose of providing all the information requested and making available all the documents required, when the following matters are on the board meeting agenda:

a)	strategic plan and general directives;

b)	organizational structure;

c)	election of members to the Executive Board;

d)	evaluation of the performance of the Chief Executive Officer and the fixing of his or her salary;

e)	approval levels;

f)	human resources policy;

g)	dividend policy;

h)	hiring of auditors;

i)	other significant decisions, at the criteria of the board of directors.

VIII – RIGHT OF FIRST REFUSAL

8.1	In the event any Agreeing Party assigns, with or without consideration, directly or indirectly, all or part of their common and preferred shares issued by The Company and rights subject to the agreement to which he or she is a holder, the same Agreeing Party will be obliged to firstly offer his or her shares and rights, individually, to all the other Agreeing Parties, in writing, by registered mail or by hand delivery requiring the signature of the recipient, stating the quantity, payment currency and price of the shares and rights offered.

8.2	The Agreeing Parties, informed of such intention to sell, will have up to 30 (thirty) consecutive days from the date on which the correspondence was received, to reply in writing to the offering party, in respect of the offer.

8.3	Each Agreeing Party to whom the offer is being made shall exercise the right of first refusal of the shares and rights subject to the Agreement, allotted in proportion to the percentage of the total capital of The Company that they hold at the date of the offer. In this way, the right of first refusal shall be exercised both in respect to the common shares and the preferred shares offered, independently of the type or proportion of the common or preferred shares owned by the party receiving the offer.

8.4	In the event of there being a surplus of shares, due to the non-exercising of the right of first refusal over shares and rights subject to the Agreement, these shares will be offered to the Agreeing Parties who have exercised their rights, according to the respective proportion of their shareholdings at the date of the offer, who will have up to 15 (fifteen) consecutive days to respond, so as to turn effective the purchase of all the shares and rights offered.

8.5	The Agreeing Parties are not obliged to preferentially sell off any of their shares or rights subject to the Agreement if there is no interest on the part of the other Agreeing Parties in purchasing the entire shareholding offered.

8.6	If there should be no interest on the part of the other Agreeing Parties in purchasing the shares and rights offered, the offering party may sell his or her holding to a third party, or parties, within up to 180 (one hundred and eighty) days from the expiry of the time limit referred to above, provided that it is offered in its entirety, adhering rigorously to the same price, payment currency and all other conditions preferentially offered to the Agreeing Parties. After the period of 180 (one hundred and eighty) days stipulated above has expired, the right of first refusal of the Agreeing Parties again comes into force, as outlined in Chapter VIII.

8.7	Excluded from the restrictions in this present Chapter VIII are transfers of common or preferred shares or rights subject to the Agreement held by the Agreeing Parties to their parents in direct line of ascent, descendents and spouses, and also to companies with a Brazilian shareholding, already existing or that may be founded by any Agreeing Party and his or her parents in direct line of ascent and descendents, provided that it has the specific statutory purpose of holding a stake in the capital of The Company, with the obligation, through their legal representatives, without any restriction or reservation, to sign the present legal instrument, the shares issued by The Company thereby remaining part of their estate and fully subject to this Agreement.

IX – ENCUMBRANCE OF SHARES

9.1	Save for any beneficial use and trusteeship arrangement constituted prior to the signing of the present Agreement in favor of parents in direct line of ascent, descendents, or spouses, it is prohibited for any Agreeing Party, without the prior and express unanimous approval of the other parties to the Agreement, to constitute a pledge, fiduciary disposition, or any other tangible right of benefit, or offer a guarantee, on the shares or rights subject to the Agreement, or to offer them as surety.

X – RIGHT OF JOINT SALE

10.1	Any Agreeing Party, having knowledge of any proposal by any other Agreeing Party or third party to buy a block of shares equal to or greater than 10% (ten percent) of the total amount of shares and rights subject to the Agreement, must inform all the other Agreeing Parties, by registered mail or by hand delivery requiring the signature of the recipient, thus enabling them to participate jointly in this sale, selling their holding in proportion to their shares subject to the Agreement, pro rata to the block of shares being acquired.

10.2	In the event that the block of shares or rights being sold represents the sale of control of The Company and, indirectly, the control of Ultrapar, any Agreeing Party will have the right to sell all or part of his or her shares that are subject to the Agreement, and the acquiring third party shall also be obliged to acquire them, rigorously adhering to the same conditions, the same price and in the same payment currency.

10.3	Agreeing Parties interested in exercising this right of joint sale of shares subject to the Agreement, provided for in Clause 10.1 and Clause 10.2 above, must advise the selling and purchasing Agreeing Parties, by registered mail or by hand delivered requiring the signature of the recipient, with a copy to be sent to the other Agreeing Parties and to the management of The Company, within 30 (thirty) days of having knowledge of the transaction.

10.4	The sale to another Agreeing Party or third party of shares or rights subject to the Agreement, having a value equal or greater than 10% (ten percent) of the total amount of shares and rights subject to the Agreement, or which represent the sale of control of The Company, shall only be effective through the simultaneous express declaration in writing by the purchaser of a commitment to also purchase, for the same price, in the same currency of payment and under the same conditions, those shares of the other Agreeing Parties who wish to sell, in accordance with the terms of Clauses 10.1 and 10.2 herein.

XI – ADHERENCE TO THE AGREEMENT IN THE EVENT OF VOLUNTARY SALE

11.1	The validity of the sale to third parties of the shares and rights subject to the Agreement is conditional on this same purchasing third party adhering to the terms of this Agreement, without exception or reserve, being automatically applied to the said party, his or her heirs and successors, irrevocably and unretractably.

XII – ADHERENCE TO THE AGREEMENT IN THE EVENT OF NON-VOLUNTARY SALE

12.1	In the event of a judicial transfer of shares issued by The Company, subject to the Agreement, including this resulting from an inventory or judicial separation, divorce, long-term conjugal relationship or liaison, bankruptcy, liquidation, lien, public or private auction, the judicial acquirer is obliged to adhere, without reservation or exception, to all the terms of the current Agreement.

XIII - SALE OF AN AGREEING PARTY HOLDING COMPANY – SPIN OFF

13.1	If any of the Agreeing Parties wishes to sell the control of his or her holding company, the sale of which involves the indirect transfer of shares and rights subject to the Agreement, the said Agreeing Party will be obliged to spin off the said holding company, with the aim of transferring that part of the company’s assets corresponding to these shares and rights to another Brazilian holding company, in which the Agreeing Party, his or her parents in direct line of ascent and descendants, will exclusively participate, the holding company having the specific purpose of holding a stake in the capital of The Company.

13.2	The shares or quotas of the special-purpose holding company resulting from the spin-off will be subject to the same restrictions of sale, transfer, and encumbrance as the shares and rights subject to the Agreement, established above.

XIV - LIQUIDITY MECHANISM – EXCHANGE OF SHARES

14.1	The Agreeing Party may request the executive board of The Company to entire or partially exchange his or her shareholding in The Company, be they represented by common or preferred shares, for preferred shares in Ultrapar.

14.2	The Agreeing Party will receive, in exchange, the amount of preferred shares issued by Ultrapar needed to secure directly the same stake in the capital of this latter company, in terms of common and preferred shares that he or she indirectly held in the capital of Ultrapar through The Company, in the same proportion as the shares subject to exchange. Thus, as an example, if the exchanging party’s holding of common and preferred shares in the capital of The Company were to be equivalent of an indirect stake in Ultrapar of 10% (ten percent), and the whole of his or her shareholding were to be exchanged, the exchanging party would receive preferred shares, issued by Ultrapar which would secure a direct stake of 10% (ten percent) in the capital of the latter company.

14.3	To request this, the Agreeing Party must send the executive board of The Company a request for the exchange of his or her shares, either by registered mail or by the hand delivery requiring the signature of the recipient, stating the number and class of shares to be exchanged.

14.4	The executive board has up to 5 (five) days from receiving the share exchange request defined in Clause 14.3 above, to send correspondence informing the requesting party and all the Agreeing Parties, if the proposed exchange could result in: (i) a loss by The Company of majority control (51%) of the voting capital of Ultrapar; or (ii) violation of the percentage limit of preferred shares allowed as a percentage of all the shares issued by The Company or by Ultrapar (2/3), according to the terms of the prevailing legislation. In both hypothetical cases, the exchange of shares would obligatorily be refused by the executive board.

14.5	If implementing the exchange is feasible, The Company, upon due deliberation by its board of directors, must establish the most convenient method for acquiring the preferred shares of Ultrapar, they being able to opt between: (a) converting The Company’s common shares issued by Ultrapar into preferred shares issued by Ultrapar; or (b) give Ultrapar preferred shares resulting from a capital increase based on reserves or profits to Ultrapar shareholders.

14.6	The Agreeing Parties are obliged to take action to make Ultrapar adopt the statutory and administrative measures necessary to fulfill the terms contained in the clauses above, in the most rapid manner possible, observing the legal minimum time limits and the respective terms of the respective company bylaws.

14.7	Having acquired the preferred shares issued by Ultrapar, The Company will exchange all the shares issued by it that are held by the Agreeing Party carrying out the exchange.

14.8	The shares issued by The Company that are the subject of the exchange will be held in treasury, observing the legal limits, or cancelled or sold off, at the criteria of the board of directors of The Company.

XV–VALIDITY AND SUCCESSION

15.1	The current Shareholders’ Agreement is valid from the date of signing, and becomes effective at the moment that the Agreeing Parties acquire direct ownership of the shares issued by The Company, as a result of the winding up of Igel Participações S/A and Avaré Participações S/A.

15.2	This Agreement will be in force for 5 (five) years from the initial term stipulated in Clause 15.1 above, being renewable, by unanimous agreement, within The Company itself, or in the event of the deliberate winding up of the same, in its most recent version, also by the unanimous agreement of the Agreeing Parties, within Ultrapar.

15.3	The current Agreement applies, in all its terms and conditions, to the heirs and successors of the Agreeing Parties.

XVI – SPECIFIC EXECUTION

16.1	Any non-fulfillment by the Agreeing Parties, their heirs and successors, of any of the obligations stipulated in this Agreement, will result in the specific execution of the obligation to do so, declaring their willingness to do so through the procedure of self-regulation set out in paragraphs 8 and 9 of article 118 of Law 6,404, 1976, as well as the judicial execution set out in paragraph 3 of the same article 118 of Law 6,404, 1976, and in articles 639 and 641, of the Code of Civil Procedure.

16.2	For the implementation of article 118 of Law 6,404, 1976, a copy of the current Agreement will, on the initiative of any of the Agreeing Parties, be filed at the head offices of The Company and Ultrapar, which must rigorously observe all its terms.

16.3	The obligations resulting from this Agreement will be annotated in the books of The Company and Ultrapar by the financial institution charged with the task, these annotations constituting an impediment to the carrying out of any corporate acts or business in violation of that agreed upon in this instrument, The Company and Ultrapar thus being legitimately authorized, in such an event, to refuse to register such acts or business, and as a consequence, to refuse the transfer of ownership or title of any rights over the shares and rights encompassed in this covenant, as well as, in particular, the exercising of the voting right thereby derived from them.

XVII – GENERAL PROVISIONS

17.1	The current Agreement replaces and supplants, any other previous agreement signed by the Agreeing Parties in The Company. However, the terms of the shareholders’ agreement signed at Ultrapar by the Agreeing Parties, on 22 March 2000, which covers direct and indirect controlling shareholders, remaining wholly and fully in force.

17.2	The Agreeing Parties, from this date, may not sign any other shareholders’ agreement, either between themselves or with any future shareholders of The Company or Ultrapar.

17.3	Any invalidation, annulment or inefficacy of any of the clauses in the current Agreement will not imply, ipso facto, invalidation, annulment or inefficacy of the others.

17.4	The tolerance of any of the Agreeing Parties in regard to possible delays, on the part of the others, in fulfilling the obligations herein assumed will not imply any new adjustment to the terms contained in this legal instrument, or renouncement of the rights empowered by them and thus attributed.

17.5	The current Agreement may only be altered through a written instrument, signed by all the Agreeing Parties; such change thus becoming an integral part of the current Agreement, in the form of an annex.

17.6	The Agreeing Parties hereby commit themselves to ensuring that the resulting necessary changes are made to the bylaws of The Company and Ultrapar, as a result of the consummation of this Agreement and its execution, throughout the period that it remains in force.

17.7	In the case of omissions, doubts, questions or conflicts between Agreeing Parties, these must be submitted to a single arbitrator, unanimously designated by the Agreeing Parties, who will commit themselves to respecting, without restriction or reservation, the decision handed down by the arbitrator.

17.8	If the necessary unanimous agreement is not reached on the appointment of a single arbitrator, the issues arising will be determined by arbitration procedure carried out by the Brazil-Canada Chamber of Commerce, according to the rules of that entity and the terms of Law 9,307, 1996.

Being thus duly in agreement, the Agreeing Parties hereby sign the 15 (fifteen) counterparts, of identical content and form, of this agreement, in the presence of two undersigned witnesses.

São Paulo, September 22nd, 2004

(This page of signatures is an integral part of the Shareholders’ Agreement of Ultra S/A – Participações, dated this 22 day of September 2004.)

Agreeing Parties:

ANA MARIA LEVY VILLELA IGEL

FÁBIO IGEL

MÁRCIA IGEL JOPPERT

ROGÉRIO IGEL

JOYCE IGEL DE CASTRO ANDRADE

LUCIO DE CASTRO ANDRADE FILHO

PAULO GUILHERME AGUIAR CUNHA

FÁBIO SCHVARTSMAN

JOSÉ CARLOS GUIMARÃES DE ALMEIDA

PEDRO WONGTSCHOWSKI

CHRISTY PARTICIPAÇÕES LTDA

(This page of signatures is an integral part of the Shareholders Agreement of Ultra S/A – Participações, dated this 22 day of September 2004.)

represented by:

Consenting parties:

PATRÍCIA LOBO IGEL

ROBERTO LUIZ JOPPERT

MARIA TERESA IGEL

LEA REZENDE DE QUEIROZ CUNHA

MÔNICA BASTOS RENNÓ

MARIA CECÍLIA SALLES ANDRADE GUIMARÃES DE ALMEIDA

Intervening parties:

ULTRA S/A – PARTICIPAÇÕES represented by:

ULTRAPAR PARTICIPAÇÕES S/A represented by:

Witnesses:

1.	2.
Name:	Name:
RG:	RG:
CPF/MF:	CPF/MF: